UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 26, 2008
(Date of earliest event reported)

NOVELOS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-119366	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Gateway Center, Suite 504
Newton, MA 02458
(Address of principal executive offices)

(617) 244-1616
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Securities Purchase Agreement

On March 26, 2008, we entered into a securities purchase agreement (the “Purchase Agreement”) with accredited investors whereby we agreed to sell 100 shares of a newly created series of our preferred stock, designated “Series D Convertible Preferred Stock”, par value $0.00001 per share (the “Series D Preferred Stock”) and agreed to issue warrants to purchase 3,846,151 shares of our common stock for an aggregate purchase price of $5,000,000 (the “Series D Financing”). Pursuant to the Purchase Agreement, from and after the closing, Xmark Opportunity Fund, L.P. and Xmark Opportunity Fund, Ltd. (collectively, the “Xmark Entities”), will have the right to designate one member to our Board of Directors. This right shall last until such time as the Xmark Entities no longer hold at least one-third of the Series D Preferred Stock issued to them at closing. In addition, the Xmark Entities, Caduceus Master Fund Limited, Caduceus Capital II, L.P. and Summer Street Life Sciences Hedge Fund Investors, LLC (collectively, the “Lead Investors”) will have the right to designate one observer to attend all meetings of our Board of Directors, committees thereof and access to all information made available to members of the Board. This right shall last until such time as the Lead Investors no longer hold at least one-third of the Series D Preferred Stock issued to them at closing.

Upon the closing of the Series D Financing, the holders of our existing Series B convertible preferred stock (the “Series B Preferred Stock”), will exchange their shares of Series B Preferred Stock for shares of Series D Preferred Stock. The rights and preferences of the Series D Preferred Stock are substantially the same as the Series B Preferred Stock, however the conversion price of the Series D Preferred Stock is $0.65. In addition, upon closing of the Series D Financing, the holders of Series B Preferred Stock have agreed to waive liquidated damages that have accrued from September 7, 2007 through the closing date as a result of our failure to register for resale 100% of the shares of common stock underlying the Series B Preferred Stock and warrants.

Series D Preferred Stock

The shares of Series D Preferred Stock to be issued upon the closing of the Series D Financing will be convertible into shares of our common stock any time after issuance at the option of the holder at $0.65 per share of common stock. If there is an effective registration statement covering the shares of common stock underlying the Series D Preferred Stock and the VWAP, as defined in the Series D Certificate of Designations, of our common stock exceeds $2.00 for 20 consecutive trading days, then the outstanding Series D Preferred Stock will automatically convert into common stock at the conversion price then in effect. The conversion price will be subject to adjustment for stock dividends, stock splits or similar capital reorganizations.

The Series D Preferred Stock will have an annual dividend rate of 9%, payable semi-annually on June 30 and December 31. Such dividends may be paid in cash or in registered shares of our common stock at our option, subject to certain conditions.

For as long as any shares of Series D Preferred Stock remain outstanding, we will be prohibited from (i) paying dividends to our common stockholders, (ii) amending our certificate of incorporation, (iii) issuing any equity security or any security convertible into or exercisable for any equity security at a price of $0.65 or less or with rights senior to the Series D Preferred Stock (except for certain exempted issuances), (iv) increasing the number of shares of Series D Preferred Stock or issuing any additional shares of Series D Preferred Stock, (v) selling or otherwise disposing of all or substantially all our assets or intellectual property or entering into a merger or consolidation with another company unless we are the surviving corporation, the Series D Preferred Stock remains outstanding and there are no changes to the rights and preferences of the Series D Preferred Stock, (vi) redeeming or repurchasing any capital stock other than Series D Preferred Stock, (vii) incurring any new debt for borrowed money in excess of $500,000 and (viii) changing the number of our directors.

Common Stock Purchase Warrants

The common stock purchase warrants to be issued to the investors upon closing will be exercisable for an aggregate of 3,846,151 shares of our common stock at an exercise price of $.0.65. The warrants will expire five years from the date of issuance. If after the six-month anniversary of the date of issuance of the warrant there is no effective registration statement registering, or no current prospectus available for, the resale of the shares issuable upon the exercise of the warrants, the holder may conduct a cashless exercise whereby the holder may elect to pay the exercise price by having us withhold, upon exercise, shares having a fair market value equal to the applicable aggregate exercise price. In the event of a cashless exercise, we would receive no proceeds from the sale of our common stock in connection with such exercise.

The warrant exercise price and/or number of warrants will be subject to adjustment for stock dividends, stock splits or similar capital reorganizations so that the rights of the warrant holders after such event will be equivalent to the rights of warrant holders prior to such event.

If there is an effective registration statement covering the shares underlying the warrants and the VWAP, as defined in the warrant, of our common stock exceeds $2.50 for 20 consecutive trading days, then on the 31st day following the end of such period any remaining warrants for which a notice of exercise was not delivered shall no longer be exercisable and shall be converted into a right to receive $.01 per share.

Registration Rights Agreement

At the closing, we will enter into and execute a registration rights agreement with the investors which will require us to file with the Securities and Exchange Commission no later than 5 business days following the six-month anniversary of the closing of the Series D Financing, a registration statement covering the resale of (i) a number of shares of common stock equal to 100% of the shares issuable upon conversion of the Series D Preferred Stock (excluding 12,000,000 shares of common stock issuable upon conversion of the Series D Preferred Stock that were included on a prior registration statement), (ii) a number of shares of common stock equal to100% of the shares issuable upon exercise of the warrants issued in the Series D Financing and (iii) 7,500,000 shares of common stock issuable upon exercise of warrants dated May 2, 2007 held by the investors. We will be required to use our best efforts to have the registration statement declared effective and keep the registration statement continuously effective under the Securities Act until the earlier of the date when all the registrable securities covered by the registration statement have been sold or the second anniversary of the closing. In the event we fail to file the registration statement within the timeframe specified by the Registration Rights Agreement, we will be required to pay to the investors liquidated damages equal to 1.5% per month (pro-rated on a daily basis for any period of less than a full month) of the aggregate purchase price of the Series D Preferred Stock and warrants until we file the delinquent registration statement. We will be allowed to suspend the use of the registration statement for not more than 15 consecutive days or for a total of not more than 30 days in any 12 month period.

Placement Agent Fee

Upon the closing of the preferred stock and warrant financing we are obligated to pay Rodman & Renshaw LLC (“Rodman”) a cash fee equal to 2% of the gross proceeds from the financing.

Amendments to Prior Warrants and Registration Rights Agreement

At the closing, we will enter into an amendment to the registration rights agreement dated May 2, 2007 with the holders of our Series B Preferred Stock to revise the definition of registrable securities under the agreement to only include the 12,000,000 shares of common stock that were included on a prior registration statement and to extend our registration obligations under the agreement by one year. In addition, upon closing, we will amend the warrants to purchase common stock issued in connection with the sale of Series B Preferred Stock to conform the terms of those warrants to the terms of the warrants issued in the Series D Financing.

ITEM 7.01	REGULATION FD DISCLOSURE

A copy of the press release issued by us on March 27, 2008 announcing the signing of the Securities Purchase Agreement is filed as Exhibit 99.1 and is incorporated by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Number	Title

99.1	Press Release dated March 27, 2008 entitled “Novelos Therapeutics Announces $5 Million Private Placement”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELOS THERAPEUTICS, INC.

Date: March 28, 2008	By:	/s/ Harry S. Palmin
Harry S. Palmin
President and Chief Executive Officer

EXHIBIT INDEX

Number	Title

99.1	Press Release dated March 27, 2008 entitled “Novelos Therapeutics Announces $5 Million Private Placement”